Exhibit 99.1

Website Pros Reports Third Quarter 2006 Financial Results

JACKSONVILLE, FL – November 7, 2006 — Website Pros, Inc. (Nasdaq: WSPI), a leading provider of Web services and online marketing for small and medium-sized businesses, today announced results of operations for the quarter ended September 30, 2006.

Total revenue for the third quarter was $12 million, an increase of 19% on a year-over-year basis. The company generated a record non-GAAP operating margin of 12% and non-GAAP EPS of $0.11, an increase of 83% on a year-over-year basis.

David Brown, President and CEO of Website Pros, stated, “Total revenue for the quarter came in below our expectations. However, as a result of our ongoing revenue enhancement strategies including the price increase that we instituted during the quarter, we continued to experience solid sequential and year-over-year growth in our subscription revenue. Further, we are encouraged that the scalability of our business model enabled us to meet our earnings objectives during the quarter.

Brown added, “During the third quarter, sales headcount and net new subscriber additions were lower than anticipated. We have since resumed sales headcount growth and expect to add a meaningful number of sales reps in the fourth quarter. Productivity levels have been improving and we are optimistic that we are back on track in this regard. The combination of sales headcount growth and improved productivity levels should position us to restore growth in subscriber additions.”

“We continue to expect year-over-year revenue growth for the year ending December 31, 2006 of approximately 30% in our core business and over 35% including the revenue associated with the recently completed acquisitions. We also believe that our earnings per share for the year ending December 31, 2006 will at least meet our prior estimates, and we remain confident with our earnings momentum given our corrective actions as well as the recently completed asset acquisitions of Renovation Experts.com (“Renex”) and 1ShoppingCart.com,” Brown concluded.

Financial Results for the Third Quarter of 2006

Total revenue for the third quarter of 2006 was $12 million, an increase of 19% on a year-over-year basis. For the third quarter of 2006, subscription revenue increased 27% to $11.3 million, license revenue decreased 46% to $442 thousand, and professional services revenue decreased 15% to $325 thousand, compared to the third quarter of 2005.

For the third quarter of 2006, the Company reported net income available to common stockholders, determined in accordance with generally accepted accounting principles (GAAP), of $1.4 million, an increase from a loss of $322 thousand in the third quarter of 2005. Fully diluted GAAP earnings per share were $0.07 for the third quarter of 2006, an increase from a loss of $0.06 per share in the third quarter of 2005. Per share amounts are based on weighted average fully diluted shares of 19.3 million and 5.4 million for the third quarter of 2006 and 2005, respectively.

Non-GAAP Financial Results for the Third Quarter of 2006

Website Pros reported non-GAAP net income of $2.1 million for the third quarter of 2006, an increase of over 150% as compared to $805 thousand in the third quarter of 2005. Non-GAAP diluted net income per share was $0.11 for the third quarter of 2006, an increase of 83% from $0.06 in the third quarter of 2005.

All per share numbers for non-GAAP net income per share are expressed on a weighted average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense and amortization expense related to acquisitions. Preferred dividends are excluded from non-GAAP net income per share in prior periods, as all outstanding shares of preferred stock were converted into shares of common stock and all related accrued dividends were eliminated in connection with the Company’s initial public offering, which was completed on November 7, 2005.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Other Highlights

The Company also had the following other financial and operating highlights during, or immediately following, the third quarter of 2006:

•	The Company recently renewed its annual, strategic relationship with Discover through November 3, 2007.

•	Total net subscribers at the end of the third quarter were over 57,000, an increase of 16% on a year-over-year basis and a reduction of 1,000 compared to the prior quarter.

•	The Company’s monthly customer turnover increased to 6.2%, which was up from 5.7% at the end of the third quarter of 2005. However, on a trailing twelve month basis, monthly customer turnover improved to 5.8% as compared to 6.0% for the twelve months ended September 30, 2005.

•	On September 30, 2006, Website Pros acquired substantially all of the assets and selected liabilities of Renex, an online lead generation marketplace for contractors and homeowners. With a nationwide network of more than 3,000 U.S. contractors, Renex serves as a competitive marketplace for consumers in need of remodeling services and as a targeted lead generation program for qualified contractors. Since Renex was founded in 1999, it has assisted over 700,000 homeowners with their renovation needs, and in 2005 the company generated over $4.1 million in revenue.

•	On September 30, 2006, Website Pros acquired substantially all of the assets and selected liabilities of 1ShoppingCart.com, one of the leading providers of shopping cart, internet marketing and eCommerce / eBusiness software solutions and services. 1ShoppingCart.com provides a comprehensive web-based suite of modular software that includes an eCommerce transaction engine that is integrated with sophisticated internet sales and marketing solutions (affiliate management, email, auto responders, ebook delivery and ad tracking) and features a turnkey automated online sales solution complete with privacy and security measures built in. 1ShoppingCart.com ended 2005 with revenues of $4.6 million and currently serves over 11,000 customers.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Website Pros believes presenting non-GAAP net income attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders and non-GAAP operating margin is useful to investors, because it describes the operating performance of the Company and helps investors gauge the Company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the Company’s past performance and to plan and forecast performance in future periods. The non-GAAP financial information Website Pros presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Conference Call Information

Management will host a conference call to discuss the Company’s results and other matters related to the Company’s business today, November 7, 2006, at 5:00 pm EST. To access this call, dial 877-502-9274 (domestic) or 913-981-5584 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4270254. A live webcast of this conference call will also be available for a limited time on the “Investor Relations” page of the Company’s Web site, www.websitepros.com. For more information, including this press release, and any other material financial and other statistical information contained in the conference call, please visit the Investor Relations section of Website Pros’ Website at, www.websitepros.com.

About Website Pros

Website Pros, Inc. (Nasdaq: WSPI) is a leading provider of comprehensive Web services and products that enable small and medium-sized businesses to establish and maintain an effective Internet presence. We offer our customers a full range of Web services on an affordable subscription basis that include website design and publishing, Internet marketing and advertising, search engine optimization, search engine submission and lead generation. The breadth and flexibility of our products allow us to meet the Web services needs of a business anywhere along their lifecycle, ranging from businesses just establishing their websites to businesses requiring more sophisticated functionality or selling online.

Through a unique combination of proprietary Web publishing and management software, automated workflow processes and specialized workforce development and management techniques, we achieve production efficiencies that enable us to offer sophisticated Web services affordably and effectively to our customers. Our technology automates many aspects of creating, maintaining, enhancing and marketing websites for our approximately 57,000 business customers. For more information, contact Website Pros. Voice: 904-680-6600. Fax: 904-880-0350. Address: 12735 Gran Bay Parkway West, Building #200, Jacksonville, FL 32258. Website: www.websitepros.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Our actual results could differ materially from those anticipated in these forward-looking statements upon completion of the review of our third quarter results by our independent registered public accounting firm. These statements are based on our current beliefs or expectations and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including without limitation, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions, our monthly customer turnover and our ability to successfully integrate recently acquired businesses and operations and those risks set forth under the caption “Risk Factors” in Website Pros’ Quarterly Report on Form 10-Q for the year quarter ended June 30, 2006, as filed with the Securities and Exchange Commission. These filings are available on a Website maintained by the Securities and Exchange Commission at www.sec.gov. Website Pros does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

MEDIA:

Roseann Duran

Website Pros, Inc.

904-680-6976

rduran@websitepros.com

INVESTORS:

Kori Doherty

Integrated Corporate Relations

617-956-6730

kdoherty@icrinc.com

Source: Website Pros

Website Pros, Inc.

Consolidated Statement of Operations

(in thousands except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Subscription	$11,272	$8,907	$31,881	$23,057
License	442	815	2,531	2,488
Professional services	325	382	1,277	1,004

Total revenue	12,039	10,104	35,689	26,549

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	4,859	4,121	13,945	10,829
License	190	238	672	607
Professional services	333	299	1,044	814

Total cost of revenue	5,382	4,658	15,661	12,250

Gross profit	6,657	5,446	20,028	14,299

Operating expenses:
Sales and marketing (a)	2,972	2,564	8,651	7,005
Research and development (a)	479	488	1,468	1,279
General and administrative (a)	2,194	1,831	6,993	4,796
Depreciation and amortization	339	581	1,042	1,135

Total operating expenses	5,984	5,464	18,154	14,215

Income (loss) from operations	673	(18)	1,874	84

Other income (expense):
Interest, net	710	36	1,887	98
Other	—	—	—	—

Net income (loss)	1,383	18	3,761	182
Preferred Stock dividends	—	(340)	—	(1,020)

Net income (loss) attributable to common stockholders	$1,383	$(322)	$3,761	$(838)

Net income (loss) attributable per common share
Basic	$0.08	$(0.06)	$0.23	$(0.20)

Diluted	$0.07	$(0.06)	$0.19	$(0.20)

Weighted-average number of shares used in per share amounts:
Basic	16,846	5,351	16,663	4,295

Diluted	19,335	5,351	19,340	4,295

(a) Stock based compensation included above:
Subscription (cost of revenue)	$33	$16	$90	$44

Sales and marketing	$88	$38	$234	$114
Research and development	54	44	141	77
General and administration	385	243	902	300

Total	$527	$325	$1,277	$491

Website, Pros, Inc.

Consolidated Balance Sheets

(in thousands except per share data)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,206	$55,746
Accounts receivable, net of allowance $367 and $383, respectively	3,710	1,941
Inventories net of reserves of $29 and $51, respectively	87	138
Prepaid expenses	280	506
Prepaid marketing fees and other current assets	996	770

Total current assets	45,279	59,101

Property and equipment net	2,356	1,068
Goodwill and other intangible assets	38,984	16,105
Other assets	674	96

Total assets	$87,293	$76,370

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$676	$1,280
Accrued expenses	3,218	2,391
Deferred revenue	4,696	3,193
Accrued marketing fees	173	297
Notes payable, current	73	65
Other liabilities	284	340

Total current liabilities	9,120	7,566

Accrued rent space	174	177
Notes payable, long term	185	241
Other long term liabilities	30	31

Total liabilities	9,509	8,015

Stockholders’ equity

Common stock, $0.001 par value; 150,000,000 shares authorized at September 30, 2006 and December 31,2005; 16,943,802 shares and 16,509,602 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively.	17	17
Additional paid-in capital	141,766	136,097
Accumulated deficit	(63,999)	(67,759)

Total stockholders’ equity	77,784	68,355

Total liabilities and stockholders’ equity	$87,293	$76,370

Website, Pros, Inc.

Reconciliation of GAAP to Pro Forma Results

(in thousands except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of GAAP net income (loss) attributable to common stockholders to non-GAAP pro forma net income
GAAP Net income	$1,383	$18	$3,761	$182
Amortization of intangibles	176	446	593	784
Stock based compensation	560	341	1,367	535

Non-GAAP pro-forma net income	$2,119	$805	$5,721	$1,501

Reconciliation of GAAP basic net income (loss) per share to non-GAAP pro forma net income per share
GAAP net income (loss) per share attributable to common stockholders
Basic	$0.08	$(0.06)	$0.23	$(0.20)

Amortization of intangibles per share	0.01	0.08	0.04	0.18
Stock based compensation per share	0.04	0.06	0.07	0.12
Preferred stock dividends per share	—	0.06	—	0.24
Preferred stock conversion	—	(0.07)	—	(0.20)

Non-GAAP pro-forma net income per share attributable to common stockholders
Basic	$0.13	$0.07	$0.34	$0.14

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP pro forma net income per share
Fully diluted shares
Common stock	16,846	5,351	16,663	4,295
Preferred stock	—	6,325	—	6,256
Diluted stock options	2,287	2,309	2,432	2,219
Warrants	199	262	244	246
Escrow shares	3	—	1	—

Total	19,335	14,247	19,340	13,016

GAAP net income (loss) per share attributable to common stockholders
Diluted	$0.07	$(0.06)	$0.19	$(0.20)
Amortization of intangibles per share	0.01	0.03	0.03	0.06
Stock based compensation per share	0.03	0.02	0.08	0.04
Preferred stock dividends per share	—	0.02	—	0.08
Preferred stock conversion	—	0.05	—	0.14

Non-GAAP pro-forma net income per share attributable to common stockholders
Diluted	$0.11	$0.06	$0.30	$0.12

Reconciliation of GAAP operating income (loss) to non-GAAP pro forma operating income (loss)
GAAP operating income	$673	$(18)	$1,874	$84
Amortization of intangibles	176	446	593	784
Stock based compensation	560	341	1,367	535

Non-GAAP proforma operating income	$1,409	$769	$3,834	$1,403

Reconciliation of GAAP operating margin to non-GAAP pro forma operating margin
GAAP operating margin	6%	0%	5%	0%
Amortization of intangibles	1%	5%	2%	3%
Stock based compensation	5%	3%	4%	2%

Non-GAAP proforma operating margin	12%	8%	11%	5%

Website, Pros, Inc.

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities
Net income	$3,761	$182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,042	1,135
Stock-based compensation expense	1,367	535
Changes in operating assets and liabilities:
Accounts Receivable	(1,335)	(439)
Inventories	51	49
Prepaid expenses and other assets	128	12
Accounts Payable, accrued expenses and other liabilities	(942)	(159)
Deferred revenue	74	403

Net cash provided by operating activities	4,146	1,718

Cash flows from investing activities
Purchase of property and equipment	(1,022)	(288)
Business acquisition, net of cash received	(20,008)	382

Net cash used in investing activities	(21,030)	94

Cash flows from financing activities
Proceeds from issuance of common stock, net	1,122	—
Deferred initial public offering costs	—	(1,623)
Payment of debt obligations	(49)	—
Proceeds from issuance of perferred stock, net	—	2,990
Proceeds from exercise of stock options	271	33

Net cash (used in) provided by financing activities	1,344	1,400

Net increase in cash and cash equivalents	(15,540)	3,212
Cash and cash equivalents, beginning of period	55,746	6,621

Cash and cash equivalents, end of period	$40,206	$9,833